Exhibit (k)(34)

EXECUTION VERSION

AMENDMENT NO. 10 TO

LOAN AND SERVICING

AGREEMENT

THIS AMENDMENT NO. 10 TO LOAN AND SERVICING AGREEMENT, dated as of April 3, 2018 (this “Amendment”) is entered into by and among BDCA Funding I, LLC, as the borrower (in such capacity, the “Borrower”), Business Development Corporation of America, as the servicer (in such capacity, the “Servicer”) and seller (in such capacity, the “Seller”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Lenders and Lender Agents party hereto and U.S. Bank National Association, as Collateral Agent, Account Bank and Collateral Custodian. Capitalized terms used but not defined herein have the meanings provided in the Agreement (as defined below).

R E C I T A L S

WHEREAS, reference is made to the Loan and Servicing Agreement, dated as of July 24, 2012 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among the Borrower, the Servicer, the Seller, the Conduit Lenders, the Institutional Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian; and

WHEREAS, the parties hereto desire to further amend the Agreement in certain respects as specified herein, pursuant to and in accordance with Section 11.01 of the Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a)          Section 1.01 of the Agreement is hereby amended by adding the following definition in alphabetical order:

"Facility Amount" means the aggregate Commitments as then in effect; provided that at all times after the Reinvestment Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

(b)          The definition of "Make-Whole Premium" set forth in Section 1.01 of the Agreement is hereby amended by replacing each reference to "Maximum Facility Amount" with a reference to "Facility Amount".

(c)          The definition of "Maximum Facility Amount" set forth in Section 1.01 of the Agreement is deleted in its entirety and replaced with the following:

“Maximum Facility Amount” means the aggregate Commitments as then in effect, which amount shall not exceed $500,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

(d)          Section 2.07(f) of the Agreement is hereby amended by replacing the reference to "Maximum Facility Amount" with a reference to "Facility Amount".

(e)          Section 2.09 of the Agreement is hereby amended by replacing each reference to "Maximum Facility Amount" with a reference to "Facility Amount".

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)          it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)         the execution, delivery and performance by it of this Amendment and the Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)        no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Agreement as amended hereby by or against it;

(iv)        this Amendment has been duly executed and delivered by it and is effective to amend the Agreement as contemplated by the amendment provisions thereof;

(v)         each of this Amendment and the Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)        there is no Unmatured Event of Default, Event of Default or Servicer Termination Event.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective without any further action on the part of the parties to the Agreement upon the delivery of executed signature pages by the Borrower, the Servicer, the Seller, the Required Lenders, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian to the Administrative Agent.

SECTION 5. MISCELLANEOUS.

(a)          This Amendment may be executed in any number of counterparts (including by facsimile or e-mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)          The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)          This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)          This Amendment and the Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(g)          THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(h)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i)          By executing this Amendment, the Administrative Agent and the Lenders constituting the Required Lenders hereby direct U.S. Bank National Association in its various capacities to execute this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	BDCA FUNDING I, LLC

By: BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, Member of
BDCA Funding I, LLC

By:	/s/ Corinne D. Pankovcin
Name: Corinne D. Pankovcin Title: Chief Financial Officer

BDCA Funding I, LLC
c/o Benefit Street Partners LLC 9 West 57th Street, Suite 4920 New York, NY 10019

Attention:	Chief Financial Officer
Facsimile No:	(866) 421- 6244
Confirmation No:	(401) 277- 5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE SERVICER:	BUSINESS DEVELOPMENT
CORPORATION OF AMERICA

By:	/s/ Corinne D. Pankovcin
Name: Corinne D. Pankovcin
Title: Chief Financial Officer

Business Development Corporation of America
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019

Attention:	Chief Financial Officer
Facsimile No:	(844) 269-5089
Confirmation No:	(401) 277-5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE SELLER:	BUSINESS DEVELOPMENT
CORPORATION OF AMERICA

By:	/s/ Corinne D. Pankovcin
Name: Corinne D. Pankovcin
Title: Chief Financial Officer

Business Development Corporation of America
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019

Attention:	Chief Financial Officer
Facsimile No:	(844) 269-5089
Confirmation No:	(401) 277-5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	WELLS Fargo bank, N.A.

By:	/s/ Beale Pope
Name: Beale Pope
Title: Vice President

Wells Fargo Bank, National Association
Duke Energy Center
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Confirmation No: (704) 715-410-2496
All electronic dissemination of Notices should
be sent to scp.mmloans@wellsfargo.com

INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

By:	/s/ Ben Love
Name: Ben Love
Title: Vice President

Wells Fargo Bank, National Association
Duke Energy Center
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Confirmation No: (704) 715-410-2496
All electronic dissemination of Notices should
be sent to scp.mmloans@wellsfargo.com

INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY

By:	/s/ Janet B. Nolin
Name: Janet B. Nolin
Title: Vice President

State Street Bank and Trust Company
1 Iron Street (CCB 0900)
Boston, MA 02210
Attention: Janet B. Nolin, VP
Tel: (617) 662-8629
Facsimile No.: (617) 988-6677

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	EVERBANK COMMERCIAL FINANCE, INC.

By:	/s/ Ed McGugan
Name: Ed McGugan
Title: Managing Director

EverBank Commercial Finance,
Inc. 10000 Midlantic Drive, Suite
400E Mount Laurel, NJ 08054
Attention: John Dale
Facsimile No.: 201-770-4762
Confirmation No: 856-505-8163

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffery B. Stone
Name: Jeffery B. Stone
Title: Vice President

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Jeffrey B. Stone, Vice President
Facsimile No: (866) 373-5984
Confirmation No: (617) 603-6538
Email: Jeffrey.stone@usbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ACCOUNT BANK:	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffery B. Stone
Name: Jeffery B. Stone
Title: Vice President

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Jeffrey B. Stone, Vice President
Facsimile No: (866) 373-5984
Confirmation No: (617) 603-6538
Email: Jeffrey.stone@usbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffery B. Stone
Name: Jeffery B. Stone
Title: Vice President

U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attention: Steve Garrett
Facsimile No: (843) 673-0162
Confirmation No: (843) 676-8901
Email: steven.garrett@usbank.com

With a copy to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Jeffrey B. Stone, Vice President
Facsimile No: (866) 373-5984
Confirmation No: (617) 603-6538
Email: Jeffrey.stone@usbank.com